Exhibit 99.1

BRIAPRO THERAPEUTICS CORP.

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTH PERIOD ENDED APRIL 30, 2026

(Unaudited)

(Expressed in United States Dollars)

NOTICE TO SHAREHOLDERS

The accompanying Unaudited Condensed Interim Consolidated Financial Statements of BriaPro Therapeutics Corp. for the three and nine month periods ended April 30, 2026 and 2025 have been prepared by management in accordance with International Financial Reporting Standards applicable to Condensed Interim Consolidated Financial Statements. Recognizing that the Company is responsible for both the integrity and objectivity of the Unaudited Condensed Interim Consolidated Financial Statements, management is satisfied that these Unaudited Condensed Interim Consolidated Financial Statements have been fairly presented.

Under National Instrument 51-102, part 4, sub-section 4.3(3)(a), if an auditor has not performed a review of the Condensed Interim Consolidated Financial Statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor.

The Company’s independent auditor has not performed a review of these Unaudited Condensed Interim Consolidated Financial Statements in accordance with standards established by the Institute of Chartered Professional Accountants of Canada for a review of interim financial statements by an entity’s auditor.

F-1

BriaPro Therapeutics Corp.

Unaudited Condensed Interim Consolidated Statements of Financial Position

As at April 30, 2026

(Expressed in US Dollars)

	April 30, 2026	July 31, 2025
		(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$299,950	$1
Amounts receivable	2,191
Total current assets	302,141	1

NON-CURRENT ASSETS:
Intangible assets, net (Note 4)	1,019,603	184,525
Total non-current assets	1,019,603	184,525

Total assets	$1,321,744	$184,526

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade Payables	$111,416	$-
Due to related parties (Note 7)	2,093,345	1,121,053
Accrued expenses and other payables	34,875	27,440
Total current liabilities	2,239,636	1,148,493

NON-CURRENT LIABILITIES:
Warrant liability (Note 5d)	71,855	181,943
Total non-current liabilities	71,855	181,943

SHAREHOLDERS’ DEFICIT:
Share capital (Note 5)	846,533	1
Share-based payment reserve (Note 6)	56,381	34,514
Accumulated deficit	(1,892,661)	(1,180,425)
Total shareholders’ deficit	(989,747)	(1,145,910)

Total liabilities and shareholders’ deficit	$1,321,744	$184,526

Nature of Operations and Going Concern (Note 1)

These Condensed interim consolidated financial statements were approved and authorized for issue on behalf of the Board of Directors on June 26, 2026 by:

On behalf of the Board:

“Martin Schmieg”	“William Williams”
Director	Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-2

BriaPro Therapeutics Corp.

Condensed Interim Consolidated Statement of Operations and Comprehensive Loss

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

	Three months ended April 30,		Nine months ended April 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Expenses:
Research and development expenses	$216,684	$177,096	$649,991	307,119
General and administrative expenses	107,697	106,105	172,333	186,117
Operating loss	(324,381)	(283,201)	(822,324)	(493,236)
Change in fair value of warrant liability (Note 5d)	84,376	(3,418)	110,088	(26,568)
Total operating loss and comprehensive loss	(240,005)	(286,619)	(712,236)	(519,804)
Basic and diluted weighted average loss per share	$(0.004)	$(0.007)	$(0.014)	$(0.012)
Basic and diluted weighted average number of shares	56,295,181	43,884,247	50,667,340	43,884,247

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-3

BriaPro Therapeutics Corp.

Condensed Interim Statement of Changes in Shareholder’s Equity (Deficit)

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

	Shares	Amount	Share based payment reserve	Accumulated deficit	Total shareholder’s deficit
Balance January 31, 2025	47,945,178	$1	34,514	$(673,394)	$(638,879)
Loss for the period		-	-	(286,619)	(286,619)
Balance, April 30, 2025	47,945,178	$1	34,514	$(960,013)	$(925,498)

	Shares	Amount	Share based payment reserve	Accumulated deficit	Total shareholder’s equity (deficit)
Balance July 31, 2024	47,945,178	$1	34,514	$(440,209)	$(405,694)
Loss for the period	-	-	-	(519,804)	(519,804)
Balance, April 30, 2025	47,945,178	$1	34,514	$(960,013)	$(925,498)

	Shares	Amount	Share based payment reserve	Accumulated deficit	Total shareholder’s deficit
Balance January 31, 2026	47,945,178	$1	34,514	$(1,652,656)	$(1,618,141)
Shares issued	23,972,589	846,532	-	-	846,532
Share-based compensation	-	-	21,867	-	21,867
Loss for the period	-	-	-	(240,005)	(240,005)
Balance, April 30, 2026	71,917,767	$846,533	56,381	$(1,892,661)	$(989,747)

	Shares	Amount	Share based payment reserve	Accumulated deficit	Total shareholder’s deficit
Balance July 31, 2025	47,945,178	$1	34,514	$(1,180,425)	$(1,145,910)
Shares issued	23,972,589	846,532	-	-	846,532
Share-based compensation	-	-	21,867	-	21,867
Loss for the period	-	-	-	(712,236)	(712,236)
Balance, April 30, 2026	71,917,767	$846,533	56,381	$(1,892,661)	$(989,747)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-4

BriaPro Therapeutics Corp.

Condensed Interim Statement of Cash Flows

For the nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

	For the Nine Months Ended April 30, 2026	For the Nine Months Ended April 30, 2025
Cash flow from operating activities
Net loss	$(712,236)	$(519,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,454	11,453
Share-based compensation	21,867	-
Change in fair value of warrants	(110,088)	26,568
Changes in assets and liabilities:
Decrease (increase) in amounts receivable	(2,191)	-
Increase (decrease) in trade payables	111,416	-
Increase in due to related parties, excluding cash advance	672,292	512,779
Increase (decrease) in accrued expenses and other payables	7,435	(30,996)
Total cash flow from operating activities	(51)	-
Cash flow from financing activities
Advance from related party	300,000	-
Total cash flow from financing activities	300,000	-
Change in cash and cash equivalents	299,949	-
Cash and cash equivalents at beginning of the period	1	1
Cash and cash equivalents at end of the period	$299,950	$1

Significant non-cash transactions Acquisition of sCD80 license rights	$846,532	-

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

F-5

BriaPro Therapeutics Corp.

Notes to the Condensed Interim consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

a.	BriaPro Therapeutics Corp. (“BriaPro” or the “Company”) was incorporated under the Business Corporations Act (British Columbia) on May 15, 2023. Following the completion of the Arrangement (as defined below), BriaPro is a pre-clinical immuno-oncology biotechnology company with multiple assets, specifically Bria-TILsRx™, and PKCδ inhibitors for multiple indications including cancer. The Company’s head office is located at 235 15th Street, Suite 300, West Vancouver B.C, V7T 2X1, Canada. The Company is an unlisted reporting issuer in Canada.

b.	On August 31, 2023 (the “Effective Date”), the Company and BriaCell Therapeutics Corp., the Company’s holding company, and immune-oncology biotechnology company listed on the Toronto Stock Exchange and NASDAQ (“BriaCell”), closed a plan of arrangement spinout transaction (the “Arrangement”) pursuant to which certain assets of BriaCell, including Bria-TILsRx™ and protein kinase C delta (PKCδ) inhibitors for multiple indications including cancer (the “BriaPro Assets”), were spun-out to the Company (see note 5c and note 7 for further details).

On February 18, 2026, the Company entered into a definitive purchase agreement with BriaCell to acquire BriaCell’s exclusive license to develop and commercialize Soluble CD80 (“sCD80”) as a biologic agent for the treatment of cancer and certain related assets. The transaction was approved by the disinterested shareholders of the Company on March 5, 2026 and closed on March 31, 2026. See Notes 4, 5 and 7 for further details.

c.	The accompanying Consolidated Financial Statements have been prepared on the basis of a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business for the foreseeable future. The Company has incurred losses of $1,892,661 since incorporation, is currently in the pre-clinical research stage and has not commenced commercial operations. The Company’s ability to continue as a going concern is dependent upon its ability to attain future profitable operations and to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Until the Company raises additional financing, it is entirely dependent on BriaCell to finance the Company’s operations. The Company expects to incur further losses through to the completion of the research and development of any therapy; the nature of a development stage immune-oncology company requires the raising of financial capital to support its clinical development programs and administrative costs. The Company is planning to finance its operations by exploring additional sources of capital and financing, while managing its existing working capital resources. The material uncertainty of the Company’s ability to raise such financial capital casts significant doubt on the Company’s ability to continue as a going concern. These Consolidated Financial Statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company not be able to continue as a going concern.

F-6

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 2: BASIS OF PRESENTATION

a.	Statement of Compliance:

The Company prepares its unaudited condensed interim consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”) using the accounting policies described herein as issued by International Accounting Standards Board (“IASB”) and International Financial Reporting Interpretations Committee (“IFRIC”) interpretations. These unaudited condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 Interim Financial Reporting.

The policies applied in these condensed interim consolidated financial statements are based on IFRS effective as of April 30, 2026.

The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of the audited financial statements as of July 31, 2025. The accompanying condensed interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the period ended July 31, 2025.

b.	Basis of presentation

The condensed interim consolidated financial statements are prepared on a going concern basis and have been presented in United States dollars which is the Company’s reporting currency.

c.	Basis of Measurement:

These condensed interim consolidated financial statements have been prepared on a going concern basis, under the historical cost basis, except for financial instruments which have been measured at fair value.

d.	Functional Currency and Presentation Currency:

The functional currency is the currency that best reflects the economic environment in which the Company operates and conducts its transactions. The Company’s management believes that the functional currency of the Company is the U.S. dollar.

Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are remeasured into U.S. dollars at each reporting period end. All transaction gains and losses of the remeasured monetary financial position items are reflected in the statement of operations and comprehensive loss as financing income or expenses as appropriate.

F-7

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 3: SIGNIFICANT ACCOUNTING JUDGEMENTS AND ESTIMATES

The accounting policies and use of estimates and judgments described below have been applied consistently in these condensed interim consolidated financial statements.

The preparation of condensed interim consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the amounts reported in the condensed interim consolidated financial statements and accompanying notes. The Company’s management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities at the dates of the condensed interim consolidated financial statements, and the reported amount of expenses during the reporting periods. Actual results could differ from those estimates.

Going Concern

Preparation of the condensed interim consolidated financial statements is on a going concern basis, which contemplates the realization of assets and payments of liabilities in the ordinary course of business. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets, including its intangible assets, and to meet its liabilities as they become due.

Intangible assets

Intangible assets are tested for impairment annually or more frequently if there is an indication of impairment. The carrying value of intangibles with definite lives is reviewed each reporting period to determine whether there is any indication of impairment. If there are indications of impairment the impairment analysis is completed and if the carrying amount of an asset exceeds its recoverable amount, the asset is impaired, and impairment loss is recognized.

Warrant liability and equity incentive grants

The Company uses the Black-Scholes option-pricing model to estimate fair value of the warrant liability at each reporting date and options granted under the Company’s equity incentive plan. The key assumptions used in the model are the share price of the Company and the expected future volatility in the price of the Company’s shares and the expected life of the instrument.

F-8

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 4: INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of April 30, 2026 and July 31, 2025:

a.	July 31, 2025:

	BriaPro legacy intangible assets (1)	sCD80 License Rights (2)	Total
Cost:
As of August 1, 2024	$213,000	$-	$213,000
Additions	-	-	-
As of July 31, 2025	$213,000	$-	$213,000

Accumulated depreciation:
As of August 1, 2024	$-	$-	$-
Amortization	29,275	-	29,275
As of July 31, 2025	$29,275	$-	$29,275

Net Book Value:
As of July 31, 2025	$184,525	$-	$184,525

b.	April 30, 2026:

	BriaPro legacy intangible assets (1)		sCD80 License Rights (2)	Total
Cost:
As of August 31, 2025		$213,000	$-	$
Additions		-	846,532		846,532
As of April 30, 2026		$213,000	$846,532		$1,059,532

Accumulated depreciation:
As of January 1, 2025		$29,275	$-		$29,275
Additions		11,454	-		11,454
As of April 30, 2026		$40,729	$-		$40,729

Net Book Value:
As of April 30, 2026	$	aa	$846,532		$1,019,603

(1)	The BriaPro legacy intangible assets relate to the BriaPro Assets acquired in the Arrangement, which the Company is amortizing over 14 years, consistent with its accounting policy.

(2)	On March 31, 2026, the Company acquired BriaCell’s exclusive license to develop and commercialize Soluble CD80 (“sCD80”) as a biologic agent for the treatment of cancer and certain related assets. Under the terms of the purchase agreement, the Company obtained worldwide rights to develop and commercialize sCD80 as a therapeutic agent for the treatment of cancer. The underlying intellectual property is owned by the University of Maryland, Baltimore County (“UMBC”), which retains all rights, title, and interest in the inventions and patents, subject to certain rights retained by the United States Government. Upon commercialization of the product, the Company will be required to pay royalties of 2% to UMBC, together with certain additional development-related payments.

As consideration for the transfer of the exclusive license, the Company issued 23,972,589 common shares to BriaCell. The acquisition of sCD80 was accounted for in accordance with IFRS 2, Share based payment. sCD80 was valued of $846,532 using a valuation approach with the corresponding increase in share capital. The transaction was approved by the disinterested shareholders of the Company on March 5, 2026 and closed on March 31, 2026. The acquired sCD80 license rights are presented separately in the table above. No amortization has been recorded as the asset is not yet available for use.

In connection with the transaction, BriaCell agreed to make available to the Company a credit facility of up to $3,000,000 to fund research and development activities related to sCD80 (“Credit Facility”). The drawn down Credit Facility bears interest at 5% per annum and is payable on demand. To date, Briacell has transferred $300,000 of Credit Facility to the Company.

NOTE 5: SHARE CAPITAL

a)	Authorized share capital

The authorized share capital consists of an unlimited number of common shares with no par value (“Shares”).

b)	Issued share capital during the nine months ended April 30, 2026

On March 31 2026, the Company issued 23,972,589 common shares to BriaCell as consideration for the acquisition of the sCD80 license rights. The shares were recorded at an aggregate value of $846,532 based on the fair value of the sCD80 asset (see note 4b(2)).

F-9

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 5: SHARE CAPITAL (CONTINUED)

c)	Share Purchase Warrants

Pursuant to the Arrangement, each BriaCell warrant (“BriaCell Warrant”) shall, in accordance with its terms, entitle the holder thereof to receive, upon the exercise thereof, one BriaCell Share and one BriaPro Share for the original exercise price.

Upon the exercise of BriaCell Warrants, BriaCell shall, as agent for BriaPro, collect and pay to BriaPro an amount for each one (1) BriaPro Share so issued that is equal to the exercise price under the BriaCell Warrant multiplied by the fair market value of one (1) BriaPro Share at the Effective Date divided by the total fair market value of one (1) BriaCell Share and one (1) BriaPro Share at the Effective Date (“BriaPro Pro-rata Warrant Proceeds”).

As of April 30, 2026, there are issued and outstanding an aggregate of 4,197,831 BriaCell Warrants as follows:

Number of BriaCell Warrants (*)	BriaPro Pro-rata Warrant Proceeds(*)	Expiry Date
4,173,143	132,536	June 7, 2026 - December 7, 2026
24,688	784	June 7, 2026
4,197,831	$133,320

(*) The number of Shares issuable and proceeds, should the BriaCell Warrants be exercised.

d)	Warrant liability continuity

(i)	The following table presents the summary of the changes in the fair value of the warrants recorded as a liability on the Balance Sheet (*):

Warrants liability
Balance as of July 31, 2025	$181,943

Change in fair value during the period (*)	(110,088)

Balance as of April 30, 2026	$71,855

(*)	The warrants issued by BriaCell contain terms that require the warrants to be recorded as a liability at fair value under IFRS. As a result, these warrants are valued at the end of each reporting period. For the nine months ended April 30, 2026, the Company recorded a gain on the revaluation of the total warrant liability of $110,088 in the condensed interim consolidated statements of operations and comprehensive loss.

The key inputs used in the valuation of the warrants as of July 31, 2025 and April 30, 2026 were as follows:

	July 31, 2025	April 30, 2026

Share price (*)	$0.0365	$0.0365
Exercise price	$0.0206-0.0318	$0.0318
Expected life (years)	0.30-1.35	0.10-0.60
Volatility	157-209%	67-146%
Dividend yield	0%	0%
Risk free rate	2.68-2.74%	2.28-2.42%

(*) The share price was determined using the discounted cash flow method. Key assumptions included a discount rate of 15.5% and a growth rate of 5%, a royalty rate of 3%, clinical trials taking approximately 8 years. A 1% increase or decrease in enterprise value would result in an approximate +/- $0.00036 change in the share price, which would correspond to an estimated impact of approximately +/- $1,162 on the warrant value.

NOTE 6: SHARE-BASED COMPENSATION

The BriaPro Board adopted the BriaPro incentive plan, The purpose of the BriaPro incentive plan is to allow BriaPro to issue stock options, performance share units (“PSUs”), restricted share units (“RSUs”), and deferred share units (“DSUs” and together with the PSUs and RSUs, “Share Units”) to directors, officers, employees and consultants, as additional compensation, and as an opportunity to participate in the success of BriaPro. The granting of such Awards is intended to align the interests of such persons with that of the shareholders (the “Omnibus Plan”).

F-10

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 6: SHARE-BASED COMPENSATION (CONTINUED)

a. The following table summarizes the number of options granted under the Omnibus Plan for the nine month period ended April 30, 2026 and related information:

	Number of options	Weighted average exercise price	Weighted average remaining contractual term (in years)	Aggregate intrinsic value

Balance as of July 31, 2025	2,131,400	0.0957	1.55	-
Expired	(862,000)	0.0734
Balance as of April 30, 2026	1,269,400	0.1109	1.27	-

Exercisable as of April 30, 2026	1,269,400	$0.1109	1.27	-

As the date of this report, the Company has 1,269,400 stock options outstanding as follows:

BriaPro Option Exercise Price	Options outstanding	Expiry Date

$0.0933	400,000	June 20, 2028
$0.1108	21,000	February 27, 2028
$0.0984	180,100	August 2, 2027
$0.0729	31,000	May 20, 2027
$0.1162	150,000	February 16, 2027
$0.1310	474,700	January 13, 2027
$0.1165	12,600	November 1, 2026
	1,269,400

b. Restricted Share Units

The following table summarizes the number of RSUs granted to directors under the Omnibus Plan for the nine month period ended April 30, 2026:

	Number of
	RSUs	Aggregate
	outstanding	intrinsic value
Balance, July 31, 2025	19,200	$700
Granted (i)	7,189,000	262,399
Balance, April 30, 2026	7,208,200	$263,099

(i)	On April 1, 2026, BriaPro granted 7,189,000 RSUs to directors under the Omnibus Plan. These RSUs vest in full on April 1, 2027. The grant-date fair value of these RSUs was $262,399, based on a grant-date fair value of $0.0365 per RSU.

F-11

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 7: RELATED PARTY TRANSACTIONS AND BALANCES

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. This would include the Company’s senior management, who are considered to be key management personnel by the Company. Parties are also related if they are subject to common control or significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

a.	On August 31, 2023, the Company and BriaCell executed a transition services agreement (the “Transition Agreement”), pursuant to which BriaCell provides certain research and development and head office services (the “Services”) to the Company for a fixed monthly fee of $20,000. Effective April 30, 2026, the parties amended the Transition Agreement to reduce the monthly fee to $5,000.

BriaCell and the Company acknowledged the transitional nature of the Services and accordingly, as promptly as practicable, the Company agreed to use commercially reasonable efforts to transition each Service to its own internal organization or to obtain alternate third party providers to provide the Services.

As of April 30, 2026, the total balance owing to BriaCell group companies was $2,093,345. During the nine-month period ended April 30, 2026, the amount owing to BriaCell increased by $972,292, consisting of $165,000 of fixed monthly service fees pursuant to the Transition Agreement, $507,292 of direct expenses incurred by BriaCell on behalf of the Company, and a $300,000 cash advance from BriaCell to the Company.

b.	On March 31, 2026, the Company acquired the sCD80 license rights from BriaCell, a related party, pursuant to a purchase agreement between the Company and BriaCell. As consideration for the acquisition, the Company issued 23,972,589 common shares to BriaCell with an aggregate value of $846,532. See Notes 4 and 5.

F-12

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

NOTE 8: FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

Financial Instruments and Financial Risk Exposures

The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, loans from a related party, and the warrant liability. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values, unless otherwise noted.

Management understands that the Company is exposed to financial risk arising from fluctuations in foreign exchange rates and the degree of volatility of these rates as a portion of the Company’s transactions occur in Canadian Dollars, and the Company’s functional and presentation currency is the US dollar. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management process. The overall objectives of the Board are to set policies that seek to reduce risk as far as possible without unduly affecting the Company’s competitiveness and flexibility.

The type of risk exposure and the way in which such exposure is managed is as follows:

a.	Credit Risk

The Company has no significant concentration of credit risk arising from operations. Management believes that the credit risk concentration with respect to financial instruments is remote.

b.	Liquidity Risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities as they come due. Until the Company raises additional financing, it is entirely dependent on BriaCell to finance the Company’s operations. As of April 30, 2026, the Company has a negative working capital balance of $1,937,495 (July 31, 2025 – negative working capital of $1,148,492). The table below presents the maturity profile of the Company’s financial liabilities based on contractual undiscounted payments:

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	5+ years
Trade payables	$111,416	$111,416	$111,416	$-	$-	$-
Accrued expenses and other payables	34,875	34,875	34,875	-	-	-
Amounts owing to holding company	2,093,345	2,093,345	2,093,345	-	-	-
	$2,239,636	$2,239,636	$2,239,636	$-	$-	$-

F-13

BriaPro Therapeutics Corp.

Notes to the Condensed Interim Consolidated financial statements

For the three and nine months ended April 30, 2026

(Unaudited)

(Expressed in US Dollars)

c.	Market Risk

i.	Interest Rate Risk

Interest Rate risk is the risk that the fair value of a financial instrument will fluctuate because of changes in market interest rates. Loans payable include both fixed and variable interest rates; however, the Company does not believe it is exposed to material interest rate risk.

ii.	Price Risk

As the Company has no revenues, price risk is remote.

iii.	Exchange Risk

The Company is exposed to foreign exchange risk as a portion of the Company’s transactions occur in Canadian Dollars and, therefore, the Company is exposed to foreign currency risk at the end of the reporting period through its Canadian denominated accounts payable and cash. As of April 30, 2026, a 5% depreciation or appreciation of the Canadian dollar against the US dollar would not have a material effect on the in total loss and comprehensive loss.

d.	Fair Values

The carrying values of accounts payable and accrued liabilities approximate their fair values due to their short terms to maturity.

Cash is valued using quoted market prices in active markets. The warrant liability is measured using the Black-Scholes Option Pricing Model.

Capital management

The Company considers its capital to be comprised of shareholders’ equity. The Company’s objectives in managing its capital are to maintain its ability to continue as a going concern and to further develop its business. To effectively manage the Company’s capital requirements, the Company has a planning and budgeting process in place to meet its strategic goals. In order to facilitate the management of its capital requirements, the Company prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. Management reviews the capital structure on a regular basis to ensure the above objectives are met. There have been no changes to the Company’s approach to capital management during the nine months ended April 30, 2026. There are no externally imposed restrictions on the Company’s capital.

F-14